Exhibit 10.3

CONSULTING AGREEMENT

     THIS CONSULTING AGREEMENT (the “Agreement”) is made as of January 24, 2003 (the “Effective Date”), by and between Eclipsys Corporation, a Delaware corporation (the “Company”), and Harvey J. Wilson (the “Consultant”).

INTRODUCTION

     The Company desires to retain the services of the Consultant and the Consultant desires to perform certain services for the Company. In consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties agree as follows:

     1.     Services. The Consultant agrees to perform such consulting, advisory and related services to and for the Company as may be reasonably requested from time to time by the Chief Executive Officer or the Board of Directors of the Company, including, but not limited to, the services specified on Schedule A to this Agreement. Although the Company and the Consultant contemplate a significant time commitment on the part of the Consultant, the Consultant shall not be required to spend any specific amount of time on Company projects.

     2.     Term. This Agreement shall commence on the Effective Date and shall continue until the first anniversary of the Effective Date (such period, as it may be extended, being referred to as the “Consultation Period”), unless sooner terminated in accordance with the provisions of Section 4.

     3.     Compensation.

     3.1 Consulting Fees. The Company shall pay to the Consultant consulting fees of up to $300,000 for the first year of the Consultation Period. The actual amount of the fees payable to Consultant shall be commensurate with the amount of work actually performed by the Consultant, as more specifically agreed to in advance from time to time by the Consultant and the Company’s Chief Executive Officer. Consultant shall invoice the Company for consulting fees on a monthly basis no later than the end of each calendar month, and the Company shall, unless it disputes the invoice, pay the consulting fees within 15 days of receiving such invoice..

     3.2 Reimbursement of Expenses. The Company shall reimburse the Consultant for all reasonable and necessary non-overhead expenses incurred or paid by the Consultant in connection with, or related to, the performance of his services under this Agreement consistent with the Company’s reimbursement policies in effect from time to time. The Company will also bear the cost of Consultant’s Internet connectivity to the Company. On the Effective Date, or as soon thereafter as reasonably practicable, the Company shall provide to the Consultant a copy of its current reimbursement policies and shall subsequently provide to the Consultant any revisions thereto as may be applicable from time to time.

     3.3 Benefits. The Company will pay to the Consultant for the duration of the Consultation Period $510.60 per month, with the understanding that such amount will be applied by the Consultant to obtain health insurance.. The Consultant shall not be entitled to any other benefits, coverages or privileges, including, without limitation, social security, unemployment, medical or pension payments, made available to employees of the Company.

     4.     Termination. The Consultation Period may be terminated (a) upon the mutual written agreement of the Company and the Consultant and (b) by the Company upon (i) the Consultant’s death or disability (as defined in the Company’s long-term disability plan in effect from time to time), (ii) the Consultant’s conviction of, or the entry of a pleading of guilty or nolo contendere to, any crime involving moral turpitude or any felony or (iii) the reasonable determination by the Company’s Board of Directors that the Consultant has materially breached the provisions of this Agreement, the provisions of that certain other Agreement of even date herewith between the Company and the Consultant relating to the Consultant’s resignation as an employee of the Company (the “Other Agreement”) or the provisions of the Standard Agreement (as defined in the Other Agreement). In the event of any such termination, the Consultant shall be entitled to payment for services performed and expenses paid or incurred prior to the effective date of termination.

     5.     Cooperation. The Consultant shall use his best efforts in the performance of his obligations under this Agreement. The Company shall provide such access to its information and property as may be reasonably required in order to permit the Consultant to perform his obligations hereunder. The Consultant shall cooperate with the Company’s personnel, shall not interfere with the conduct of the Company’s business and shall observe all rules, regulations and security requirements of the Company (or the Company’s customers or vendors, to the extent applicable) concerning the safety of persons and property.

     6.     Independent Contractor Status. The Consultant shall perform all services under this Agreement as an “independent contractor” and not as an employee or agent of the Company. The Consultant is not authorized to assume or create any obligation or responsibility, express or implied, on behalf of, or in the name of, the Company or to bind the Company in any manner. Without limiting the generality of the foregoing:

     (a)  The Consultant shall be solely responsible for all state and federal income taxes, unemployment insurance and social security taxes and for maintaining adequate workers’ compensation insurance coverage for himself.

     (b)  The Consultant shall have the right to control and determine the time, place, method, manner and means of performing the services contemplated hereby. In performing the services, the amount of time devoted by the Consultant will be entirely within the Consultant’s control.

     (c)  Subject to the non-competition provisions set forth in the Other Agreement, the Consultant retains the right to contract with other companies or entities for his consulting services without restriction. Likewise, the Company retains a reciprocal right to contract with other companies and/or individuals for consulting services without restriction.

     7.     Entire Agreement. This Consulting Agreement, together with the Other Agreement and the Standard Agreement, constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

     8.     Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Consultant.

     9.     Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida (without reference to the conflicts of laws provisions thereof). In the event of a dispute between the parties regarding a matter arising under or related to this Agreement, such matter shall be submitted to binding arbitration under the rules of JAMS. The arbitration proceeding shall be held in Palm Beach County, Florida. Each party shall bear their own costs relating to the arbitration. The arbitration shall be conducted before an arbitration panel consisting of three arbitrators. Each party shall select one arbitrator, and the two so selected shall select the third arbitrator. Notwithstanding the foregoing, in the event of a breach of (i) Wilson’s duty of confidentiality as set-forth in the Standard Agreement; or (ii) the non-competition or non-disparagement provisions contained in the Other Agreement, the Company shall have the right to seek appropriate relief including, among other things, injunctive relief, in a court of competent jurisdiction located in Palm Beach County, Florida, and the Company and the Consultant each consents to the jurisdiction of such a court. The Company and the Consultant each hereby irrevocably waive any right to a trial by jury in any action, suit or other legal proceeding arising under or relating to any provision of this Agreement.

     10.     Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, both parties and their respective successors and assigns, provided, however, that the obligations of the Consultant are personal and shall not be assigned by him.

     11.     Miscellaneous.

     11.1 No delay or omission by either party in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by either party on any one occasion shall be effective only in that instance and shall not be construed as a bar to or waiver of any right on any other occasion.

     11.2 The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

     11.3 In the event that any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

[Signatures appear on following page]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

ECLIPSYS CORPORATION

By: /s/ Eugene V. Fife Eugene V. Fife, Chairman of the Board of Directors

CONSULTANT

/s/ Harvey J. Wilson Harvey J. Wilson

SCHEDULE A

Services

     It is initially contemplated that the projects and services to be performed by the Consultant would include, without limitation, advising the Chief Executive Officer in strategic initiatives, advising in the development of the Company’s ongoing product strategy, and advising the Company so that it can leverage the Consultant’s contacts and relationships to support the Company’s sales effort.